Jazz Parent, Inc. Consolidated Financial Statements Year Ended December 31, 2022 Exhibit 99.1

Jazz Parent, Inc. Index December 31, 2022 Page(s) Report of Independent Auditors ........................................................................................................... 1–2 Consolidated Financial Statements Consolidated Balance Sheet ........................................................................................................................ 3 Consolidated Statement of Operations and Comprehensive Income .......................................................... 4 Consolidated Statement of Shareholders’ Equity ........................................................................................ 5 Consolidated Statement of Cash Flows ....................................................................................................... 6 Notes to Consolidated Financial Statements ......................................................................................... 7–25

PricewaterhouseCoopers LLP, One Utah Center, 201 South Main Street, Suite 900, Salt Lake City, UT 84111 T: (801) 531 9666, www.pwc.com/us Report of Independent Auditors To the Management and Board of Directors of Jazz Parent, Inc. Opinion We have audited the accompanying consolidated financial statements of Jazz Parent, Inc. and its subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2022, and the related consolidated statements of operations and comprehensive income, of shareholders’ equity and of cash flows for the year then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued. Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements. In performing an audit in accordance with US GAAS, we: ● Exercise professional judgment and maintain professional skepticism throughout the audit. ● Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. ● Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed. ● Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements. ● Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. Salt Lake City, Utah July 21, 2023 /s/ PricewaterhouseCoopers LLP

Jazz Parent, Inc. Consolidated Balance Sheet December 31, 2022 In thousands, except share amounts The accompanying notes are an integral part of these consolidated financial statements. 3 2022 Assets Current assets Cash 24,157$ Accounts receivable, net of allowance of $2,122 70,693 Inventories, net 217,714 Other current assets 3,815 Total current assets 316,379 Property and equipment, net 28,159 Right of use assets 13,407 Goodwill 317,241 Intangible assets, net 189,560 Other assets 1,367 Total assets 866,113$ Liabilities and Shareholders' Equity Current liabilities Accounts payable 36,912$ Accrued expenses 32,872 Long-term debt, current portion 4,520 Operating leases, current portion 2,288 Finance leases, current portion 1,827 Total current liabilities 78,419 Long-term debt, net of current portion 581,481 Operating leases, net of current portion 11,666 Finance leases, net of current portion 7,752 Deferred tax liabilities 32,074 Total liabilities 711,392 Commitments and contingencies (Note 12) Shareholders' equity Common Stock, $.01 par value, 1,000 shares authorized, issued and outstanding - Additional paid-in-capital 431,640 Accumulated deficit (276,919) Total shareholders' equity 154,721 Total liabilities and shareholders' equity 866,113$

Jazz Parent, Inc. Consolidated Statement of Operations and Comprehensive Income Year Ended December 31, 2022 In thousands, except share amounts The accompanying notes are an integral part of these consolidated financial statements. 4 2022 Net sales 487,530$ Cost of sales 300,866 Gross profit 186,664 Operating expenses Selling, general and administrative expenses 112,264 Restructuring cost - Total operating expenses 112,264 Operating income 74,400 Other expense Interest expense, net (47,033) Other expense, net (183) Total other expense (47,216) Income before income taxes 27,184 Income tax provision (6,644) Net income 20,540$

Jazz Parent, Inc. Consolidated Statement of Shareholders’ Equity Year Ended December 31, 2022 In thousands, except share amounts The accompanying notes are an integral part of these consolidated financial statements. 5 Additional Paid-in (Accumulated Shares Amount Capital Deficit) Total Balance at December 31, 2021 1,000 -$ 425,469$ (297,459)$ 128,010$ Net income - - - 20,540 20,540 Capital distribution to shareholders - - (1,985) - (1,985) Capital contribution from shareholders - - 8,156 - 8,156 Balance at December 31, 2022 1,000 -$ 431,640$ (276,919)$ 154,721$ Subsidiaries Jazz Parent, Inc. and Common Stock

Jazz Parent, Inc. Consolidated Statement of Cash Flows Year Ended December 31, 2022 (In thousands, except share amounts) The accompanying notes are an integral part of these consolidated financial statements. 6 2022 Cash flows from operating activities Net income 20,540$ Adjustments to reconcile net income to net cash provided by operating activities Depreciation 7,663 Amortization of intangible assets 17,338 Amortization of debt issuance costs 2,387 Equity-based compensation expense 5,021 Bad debt recovery (1,018) Write off of obsolete and excess inventory 4,966 Loss on disposal of property and equipment 717 Deferred income tax provision (1,391) Non-cash lease expense 2,615 Other non-cash 404 Changes in assets and liabilities, net of effects of acquisitions Accounts receivable (15,724) Inventories (45,952) Other assets 7,797 Accounts payable 11,451 Accrued expenses 2,274 Other liabilities (2,068) 17,020 (5,097) (20,262) 79 (25,280) (5,350) (1,590) 3,135 Net cash provided by operating activities Cash flows from investing activities Purchase of property and equipment Purchase of business, net of cash acquired Proceeds from sale of property and equipment Net cash used in investing activities Cash flows from financing activities Payments on long-term debt Payments for finance leases in 2022 Capital contribution from shareholders Capital distribution to shareholders (1,985) Net cash used in financing activities (5,790) Net decrease in cash (14,050) Cash Beginning of year 38,207 End of year 24,157$ Supplemental disclosure of cash flow information Cash paid for interest 43,815$ Cash paid for taxes 3,194 Noncash investing and financing activities Purchase of property and equipment included in accounts payable 98

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 7 1. Organization The accompanying consolidated financial statements include the accounts of Jazz Parent, Inc. and its wholly owned subsidiaries (collectively, the “Company”) as of and for the year ended December 31, 2022. Headquartered in Peachtree City, Georgia, the Company is a leading designer, repair provider and distributor of aftermarket aerospace components to the commercial, military, and general aviation aircraft sectors. Customers include commercial airlines, brokers, dealers, maintenance, repair, and overhaul (“MRO”) providers and governments, both in the United States and foreign countries. The Company’s component design and proprietary repair capabilities allow it to provide lower cost maintenance alternatives to airline and MRO customers for their replacement part and repair needs. 2. Significant Accounting Policies Basis of Presentation and Principles of Consolidation The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States (“GAAP”). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and majority-owned subsidiaries in which it has a controlling interest. All intercompany transactions and balances have been eliminated. Cash Substantially all the Company’s cash is held by a regional bank with headquarters in Salt Lake City, Utah. The Company does not believe that, because of this concentration, it is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships. Deposits in financial institutions may, at times, exceed federally insured limits. Accounts Receivable Trade receivables consist primarily of short-term receivables from independently owned and operated dealers and customers which arise in the normal course of business. The Company performs regular credit evaluations of dealers and customers and generally does not require collateral. The Company maintains an allowance for doubtful accounts for estimated losses resulting primarily from the inability of customers to make required payments and for adjustments to invoiced amounts. Losses resulting from the inability of customers to make required payments are accounted for as bad debt expense, while adjustments to invoices are accounted for as reductions to revenue. These allowances are established using historical write-off information to project future experience and by considering the current creditworthiness of customers, any known specific collection problems, and an assessment of current industry and economic conditions. Actual experience may differ significantly from historical or expected loss results. The Company writes off accounts receivable when they become uncollectible, and any payments subsequently received are accounted for as recoveries.

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 8 Inventories Inventories consist principally of assembled and unassembled finished goods and are stated at the lower of cost or net realizable value, with cost being determined by the specific identification method. Inventories determined to be excess or obsolete are charged to cost of sales in the period in which this determination is made by management, or to restructuring expense if associated with a restructuring activity. Contract Acquisition Costs Costs incurred in connection with entering contracts with customers are capitalized and amortized on a straight-line basis over the life of the contract. The capitalized costs are classified in other assets on the consolidated balance sheet while the related amortization is classified as a reduction of net sales. Other assets included $50 of capitalized costs as of December 31, 2022, have a remaining weighted-average contractual life of 1.25 years, and amortization of such costs totaled $40. Property and Equipment Property and equipment is stated at cost less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred, whereas significant replacements and improvements are capitalized and subsequently depreciated. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the consolidated statement of operations and comprehensive income. Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets (asset group) may not be recoverable. Recoverability of assets is determined by comparing the estimated undiscounted net cash flows of the operations related to the assets (asset group) to their carrying amount. An impairment loss would be recognized when the carrying amount of the assets (asset group) exceeds the estimated undiscounted net cash flows. The amount of the impairment loss to be recorded is measured as the excess of the carrying value of the assets (asset group) over their fair value, with fair value determined using the best information available, which generally is a discounted cash flow model. The determination of what constitutes as asset group, the associated estimated undiscounted net cash flows, and the estimated useful lives of the assets also require significant judgments. Depreciation is computed using the straight-line method over the following estimated useful lives: Furniture and fixtures 5 years Computer equipment 3-5 years Equipment 3-5 years Vehicles 5 years Leasehold improvements 1-15 years Buildings 10-13 years Goodwill and Indefinite-Lived Intangible Assets Goodwill is not amortized but rather is tested for impairment on an annual basis, or more frequently if an event or change in circumstances indicates that impairment may have occurred. The Company uses a two-step analysis to test goodwill for impairment. In the first step, the Company performs a qualitative assessment analyzing current economic indicators associated with a reporting unit such as economic, market and industry conditions, business strategy, cost factors and financial performance. If the qualitative assessment indicates a stable or an increase in fair value, no further analysis is performed. If the qualitative assessment indicates that a significant

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 9 decline in the fair value of a reporting unit is more likely than not, or if a reporting unit’s fair value has historically been closer to its carrying value, the Company performs a quantitative assessment calculating the fair value of a reporting unit. If the quantitative assessment indicates that the carrying value of a reporting unit is more than its fair value, an impairment charge is recorded as the difference between the reporting unit’s carrying value and its fair value. The estimated fair value of reporting units with goodwill is determined using similar market transactions and discounted cash flows which incorporate various assumptions including discount and growth rates applicable to each reporting unit. The Company performs its annual impairment analysis as of December 1 each year. Like goodwill, indefinite-lived intangible assets are tested for impairment on an annual basis, or more frequently if an event or change in circumstances indicates that impairment may have occurred. To determine if impairment exists, the Company estimates the fair value of its indefinite- lived intangible assets using discounted cash flows and compares such amount to the related carrying value. If the estimated fair value is less than the related carrying value, an impairment charge is recorded for the difference. The Company performs its annual impairment analysis as of December 1 each year. Intangible Assets Subject to Amortization Intangible assets subject to amortization are amortized over their estimated useful lives and are stated at cost less accumulated amortization. These assets are tested for impairment when facts and circumstances indicate that the carrying value of the asset may not be recoverable or that its useful life may need to be reassessed. Amortization is computed on a straight-line basis over the following estimated useful lives and has a total weighted-average amortization period of 16.5 years. Estimated Weighted-Average Useful Life Amortization Period Customer relationships 15-20 years 17.1 years Part Manufacturing Authority ("PMA") rights 15 years 15 years Repair process technology 15 years 15 years Trademarks 10-15 years 10.5 years Debt Issuance Costs Debt issuance costs are amortized using the effective-interest method over the term of the related debt, except for deferred financing costs related to the revolving line of credit which are amortized on a straight-line basis over the term of the revolving line of credit. Income Taxes The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of the differences between the financial reporting and income tax bases of their assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates that are expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company evaluates the probability of realizing the future benefits of its deferred tax assets and provides a valuation allowance for the portion of such deferred tax assets where the likelihood of realizing the related income tax benefit in the future does not meet the “more-likely-than-not” criteria for recognition.

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 10 The Company recognizes the tax effect of an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. As of December 31, 2022, the Company has not recorded a liability for uncertain tax positions – however, the Company’s income tax returns for the tax years 2016 through 2022 remain subject to examination by the Internal Revenue Service and state authorities. Equity Compensation Equity-based compensation expense related to employee equity-based awards is recorded based on the estimated fair value of the awards as determined on the date of grant using the Black- Scholes option-pricing model or other relevant pricing models, based on the structure of the award. Equity-based compensation cost is recognized on a straight-line basis over the service period for time-based awards and recognized using the graded vesting method over the performance period for performance-based awards when it is probable that the performance criteria will be met. The Company does not estimate forfeitures but rather accounts for forfeitures as they occur. Revenue from Contracts with Customers The Company’s contracts have a single performance obligation. Revenues are recognized when the performance obligation is completed, which occurs at a point in time, typically upon transfer of control of the products to the customer. Certain contracts give rise to variable consideration when they contain items such as customer rebates, credits, volume purchase discounts, penalties and other provisions that may impact the total consideration the Company will receive. The Company includes variable consideration in the transaction price generally by applying the most likely amount method to estimate the consideration that it expects to be entitled to receive based on an assessment of all available information (i.e., historical experience, current and forecasted performance) and only to the extent it is probable that a significant reversal of revenue recognized will not occur when the uncertainty is resolved. Cost of Sales Cost of sales includes product costs, direct labor, direct warehousing costs and inbound and outbound shipping costs. Research and Development Costs Expenditures for research and development are expensed as incurred. Risks and Uncertainties In the normal course of business, the Company provides credit terms to its customers without collateral. Based on the nature of the Company’s operations, its credit risk is primarily concentrated in the commercial and military aircraft industry. Additionally, the Company is required to comply with certain product specifications and documentation standards to supply parts to its customers. Fair Value Measurements The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 11 Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date. Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability. Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. Use of Estimates The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include those related to excess and obsolete inventory, fair values for purchase price allocations in business combinations, impairment analyses for goodwill and long-lived assets, equity compensation, customer returns and allowances, and the allowance for uncollectible accounts receivable. Actual results could differ from these estimates. Government Grants As a result of the COVID-19 pandemic, the United States government enacted relief legislation to help combat the economic effects of the pandemic, including payroll expense reimbursement. The Company applied for and received a government grant to offset payroll expenses through the Aviation Manufacturing Jobs Protection Program (“AMJP”) of $4,689. Repayment of the AMJP grant is not required – however, in return, the Company committed it would not furlough or lay off certain eligible employees during a six-month period or would be required to repay a portion of the grant. The Company offset the grant against the wages of the eligible employees which includes $760 within cost of sales and $1,227 within selling, general, and administrative expenses in 2022. The Company accounted for such proceeds as in-substance government grants by analogizing to International Accounting Standard 20, “Accounting for Government Grants and Disclosure of Government Assistance”. Recently Issued and Adopted Accounting Standards In November 2021, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2021-10—Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance to provide increased transparency by requiring business entities to disclose information about certain types of government assistance they receive in the notes to the financial statements. The guidance is effective for annual periods beginning after December 15, 2021, with early adoption permitted. The Company has chosen to early adopt and provided the details above. In March 2020, the Company adopted ASU 2020-04, which was codified as Accounting Standard Codification (“ASC”) Topic 848, “Reference Rate Reform” (“ASC 848”). ASC 848 resulted from the announcement by the United Kingdom’s Financial Conduct Authority that banks will no longer be required to utilize LIBOR as of the end of 2021. Currently, some of the Company’s debt agreements incorporate a reference to LIBOR. Pursuant to ASC 848, the Company will properly transition to a new reference rate when LIBOR is retired.

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 12 In August 2018, the FASB issued ASU No. 2018-15, Intangibles - Goodwill and Other - Internal- Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This ASU provides guidance on the accounting for implementation costs related to a cloud computing arrangement that is a service contract. This ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within that fiscal year. The Company adopted this ASU in the first quarter of fiscal year 2021, with prospective application and no material impact to the financial statements. In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). This update requires recognition of lease assets and lease liabilities on the balance sheet of lessees. ASU 2016-02 is effective for fiscal years and interim reporting periods within those years beginning after December 15, 2021. The Company adopted ASU 2016-02 and related updates as of January 1, 2022 using the modified retrospective approach, with the cumulative effect of the initial application recognized at the date of adoption. Under this effective date method, financial results reported prior to January 1, 2022 are unchanged. The Company has elected the practical expedient package where an entity need not reassess whether any expired or existing contracts are or contain leases, the lease classification for any expired or existing leases, or the initial direct costs for any existing leases. The Company also elected the practical expedient package for short- term lease exception which allows the Company to not recognize leases with a contractual term of less than 12 months of the balance sheet. The Company has reviewed all its current active leases and has implemented the necessary processes and systems to comply with the requirements of ASU 2016-02. Upon adoption of ASU 2016-02, the Company recognized a Right of Use (“ROU”) asset on its books for the net present value of all its active leases with terms greater than 12 months, with an offsetting lease liability. The ROU asset and corresponding lease liability will be amortized over the course of the lease term, which includes all options that the Company expects it will exercise. The Consolidated Balance Sheet impact of the adoption of ASU 2016-02 was an increase to ROU assets of $9,230 and an increase to operating lease liabilities of $9,509. The adoption of ASU 2016-02 did not have a material impact to net income or cash flows. 3. Inventories Inventories consist of the following: 2022 Raw materials 60$ Work in process 9,756 Finished goods 207,898 217,714$ Obsolete and excess inventory of $4,966 was charged to cost of sales during the year ended December 31, 2022.

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 13 4. Property and Equipment Property and equipment consist of the following: 2022 Furniture and fixtures 2,082$ Computer equipment 14,368 Equipment 32,227 Vehicles 142 Leasehold improvements 8,210 Construction in progress 2,253 Buildings 13,269 72,551 Less: Accumulated depreciation (44,392) 28,159$ Depreciation expense of $7,663 was recorded during the year ended December 31, 2022. 5. Goodwill and Intangible Assets Changes in goodwill consist of the following: 2022 Beginning balance 310,867$ Additions to goodwill 6,374 Ending balance 317,241$ Changes in intangible assets consist of the following: 2022 Beginning balance 195,898$ Additions to intangible assets 11,000 Amortization of intangible assets (17,338) Ending balance 189,560$

Jazz Parent, Inc.
Notes to Consolidated Financial Statements
December 31, 2022
(In thousands, except share and per share amounts)

The carrying amounts of intangible assets are summarized as follows:

	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment	Accumulated Business Restructuring	Net Carrying Amount
Balance as of January 1, 2022	$ 385,529	$ (121,730)	$ (54,859)	$ (13,042)	$ 195,898
Intangible assets subject to amortization					
Part manufacturing authority rights	$ 33,900	$ (18,006)	$ (2,365)	$ (61)	$ 13,468
Customer relationships	239,509	(95,578)	(11,461)	(12,148)	120,322
Trademarks	11,800	(5,573)	(1,000)	(615)	4,612
Repair process technology	40,050	(19,546)	(2,128)	(218)	18,158
Non-compete agreements	570	(365)	(205)	-	-
Intangible assets not subject to amortization					
Trademarks	70,700	-	(37,700)	-	33,000
Balance as of December 31, 2022	$ 396,529	$ (139,068)	$ (54,859)	$ (13,042)	$ 189,560

As of December 31, 2022, the Company's future amortization of definite-lived intangible assets is expected to be as follows:

Year ending December 31,	
2023	$ 17,832
2024	17,751
2025	17,609
2026	17,586
2027	17,479
Thereafter	68,303
	$ 156,560

6. Acquisitions

On October 14, 2022, the Company finalized a stock purchase agreement to purchase substantially all the assets of Aviatron Inc. in exchange for $21,199 in cash, and it is included in the accompanying consolidated financial statements from that date. The primary reason for the purchase was to obtain the customer relationships and related revenues. The acquisition was accounted for as a business combination and as a result, the purchase price was assigned to assets acquired and liabilities assumed based on their respective fair values at the date of acquisition. The excess of the purchase price over the fair values of the assets acquired and liabilities assumed was classified as goodwill and relates to expected synergies from combining operations and increased sales to the Company's larger customer base. The Company estimates that none of the goodwill acquired will be deductible for income tax purposes.

The fair value of the assets acquired includes trademark and repair process technology, determined using the relief from royalty method, and customer relationships which were determined using the multi-period excess earnings method. Both methods estimate discounted cash flows over the estimated life of the assets. The fair value measurements noted are based on significant inputs that are not observable in the market, or Level 3 inputs (see discussion of the fair value in Note 2). Key assumptions include a discount rate range of 18% to 19% and forecasted revenue projections.

14

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 15 Acquisition-related costs associated with this purchase totaled $915 and are recorded in selling, general and administrative expenses in the consolidated statement of operations and comprehensive income. The following table reflects the final purchase price allocation for this acquisition: Cash 937$ Accounts receivable 1,178 Inventory 5,063 Other assets 27 Property and equipment 520 ROU assets 376 Trademark 400 Repair process technology 3,300 Customer relationships 7,300 Goodwill 6,374 Total assets 25,475 Accounts payable 561 Accrued expenses 626 Operating lease liability 376 Deferred tax liability 2,713 Total liabilities 4,276 Purchase price 21,199$ 7. Accrued Expenses Accrued expenses consist of the following: 2022 Salary related accruals 12,447$ Miscellaneous accrued liabilities 11,299 Sales rebate accruals 4,696 Health insurance accruals 995 Professional services accruals 2,574 Accrued commissions 540 Interest payable 321 32,872$

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 16 8. Long-Term Debt Long-term debt of the Company consists of the following: 2022 First lien initial term loan 391,838$ First lien incremental term loan 48,375 First lien delayed draw incremental term loan 29,550 Second lien term loan 125,000 Debt issuance cost (8,762) Total long-term debt 586,001 Less: Current portion, revolving line and first liens (6,850) Less: Current portion, debt issuance cost 2,330 Long-term debt, net of current portion 581,481$ The First Lien initial term loan bears interest based on the Alternate Base Rate “ABR” (defined for initial term loans as Prime Rate plus an applicable rate ranging from 3.00% to 3.25%), or Term SOFR (defined for initial term loans as the Term SOFR Reference Rate as published by the CME Group Benchmark Administration Limited plus an applicable rate ranging from 4.00% to 4.25%). The applicable rates are indexed to the Company’s First Lien net leverage ratio (as defined) and adjusted each reporting period based on its operating results. Principal on the First Lien is payable quarterly in installments equal to 0.25% of the initial borrowing amount of $405,000 with the balance due at maturity on June 19, 2026. The interest rate on the First Lien initial term loan was 8.42% on December 31, 2022. In October 2020, the Company entered into Incremental Facility Amendment No. 1 to the First Lien Credit Agreement which added an incremental term loan in the amount of $50,000. This First Lien incremental term loan bears interest based on the ABR (which is defined for this incremental term loan as Prime Rate plus an applicable rate of 6.50%), or Eurocurrency (defined as London Inter- Bank Offer Rate (“LIBOR”) plus an applicable rate of 7.50%). Principal on the First Lien incremental term loan is payable quarterly in installments equal to 0.25% of the initial principal amount with respect to any fiscal quarter ending on or prior to September 30, 2022, and 1.25% of the initial principal amount with respect to any fiscal quarter ending after September 30, 2022. The First Lien incremental term loan is due on the maturity date of January 29, 2027. The interest rate on the First Lien incremental term loan was 11.88% on December 31, 2022. In September 2021, the Company entered into Amendment No. 3 to the First Lien Credit Agreement which added a First Lien Delayed Draw incremental term loan in the amount of $30,000. This First Lien Delayed Draw incremental term loan bears interest based on the ABR (which is defined for this incremental term loan as Prime Rate plus an applicable rate of 6.00%), or Eurocurrency (defined as LIBOR plus an applicable rate of 7.00%). Principal on the First Lien Delayed Draw incremental term loan is payable quarterly in installments equal to 0.25% of the initial principal amount, with the balance due on the maturity date of January 29, 2027. The interest rate on the First Lien Delayed Draw incremental term loan was 11.38% on December 31, 2022. The Second Lien term loan bears interest based on the ABR (defined for this second lien term loan as Prime Rate plus an applicable rate of 7.00%), or Eurocurrency (defined as LIBOR plus an

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 17 applicable rate of 8.00%). The Second Lien term loan is due on the maturity date of June 19, 2027. The interest rate on the Second Lien was 12.38% on December 31, 2022. The Company has access to a revolving line of credit that bears interest based on the ABR (defined for revolving loans as Prime Rate plus an applicable rate ranging from 2.75% to 3.25%), or Term SOFR (defined for revolving loans as the Term SOFR Reference Rate as published by the CME Group Benchmark Administration Limited plus an applicable rate ranging from 3.75% to 4.25%). The applicable rates are indexed to the Company’s First Lien net leverage ratio and adjusted each reporting period based on its operating results. The revolving line of credit expires on June 19, 2024. The available capacity of the revolving line of credit was $75,000 on both December 31, 2022 and 2021. The outstanding balance on the revolving line of credit was $0 on both December 31, 2022 and 2021. The revolving line of credit and term loans are collateralized by the Company’s entire accounts receivable and inventories. Under the terms of the revolving line of credit and term loans, the Company must comply with certain restrictive covenants, including those which prevent the Company from paying dividends to its partners and may require the Company to use excess cash flow, as defined, to reduce the balances outstanding. Under the terms and definitions of the senior secured credit facilities as of December 31, 2022, the Company’s First Lien net leverage ratio cannot exceed 7.75. However, this covenant is only calculated and applicable when the balance outstanding on the revolving line of credit exceeds 35% of the available borrowing capacity or $26,250, whichever is greater. The following is a schedule of future principal payments on the Company’s line of credit and term loans as of December 31, 2022: Year ending December 31, 2023 6,850$ 2024 6,850 2025 6,850 2026 382,488 2027 191,725 Thereafter - 594,763$

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 18 9. Income Taxes The components of income tax expense are as follows: 2022 Current income tax expense Federal 7,631$ State and local 404 8,035 Deferred income tax expense Federal (1,664) State and local 273 (1,391) Provision for income taxes 6,644$ The provision for income taxes is different than the amount computed using the U.S. statutory income tax rate primarily due to state taxes, meals and entertainment, provisional impact of the Tax Cuts and Jobs Act (“Tax Reform Act”), and other permanent differences. A reconciliation of the federal statutory income tax rate to the Company’s effective tax rate is as follows: 2022 Federal statutory rate 21.0% State income tax, net of federal benefit 2.2% Permanent differences 5.6% Change in valuation allowance - credits -6.7% RTP + true ups 2.3% Effective tax rate 24.4%

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 19 The components of deferred income tax assets and liabilities are as follows and are classified as long term on the consolidated balance sheet: 2022 Deferred tax assets Compensation accruals 2,307$ Net operating loss carryforwards 636 Inventories 12,390 Reserves and other 585 Accrued liabilities 1,197 Transaction expense 3,131 Capital loss carryforward 41 Deferred financing costs 25 Leases 5,183 Georgia job tax credit 327 163(j) disallowance 15,994 Capitalized expenses 836 Total deferred tax assets 42,652 Deferred tax liabilities Prepaid insurance (159) Property and equipment (4,900) ROU Asset (2,950) 481a (1,420) Goodwill and intangibles (34,115) Total deferred tax liabilities (43,544) Valuation allowance (31,182) Deferred taxes, net (32,074)$ The Company had no remaining federal net operating loss carryforwards as of December 31, 2022. The Company had $636 state net operating loss carryforwards as of December 31, 2022. These net operating losses are subject to varying carryover provisions which expire beginning March 15, 2036. The Company recognized valuation allowances of $31,182 as of December 31, 2022. The valuation allowances for the year ended December 31, 2022 are related to all deferred tax assets as the Company believed it more likely than not that the deferred tax assets may not be realized. On March 27, 2020, H.R. 748, the Coronavirus Aid, Relief, and Economic Security Act, “the CARES ACT”, was signed into law. It includes provisions impacting taxes for years 2018-2020. The Company availed itself of some of these provisions, including the temporary reduction of the interest expense disallowance from 30% to 50% of adjusted taxable income, the eligibility of bonus depreciating leasehold improvement property, and the suspension of the 80% limitation of taxable income for net operating loss carryforwards.

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 20 10. Shareholders’ Equity Under the Company’s Articles of Incorporation, it is authorized to issue 1,000 shares of common stock with a $.01 par value. 11. Equity Compensation Restricted Stock The 2014 Jazz TopCo Management Incentive Unit Plan (the “Plan”) provides for the issuance of restricted Jazz TopCo units to certain employees, directors, and affiliates of the Company. Typically, the granted units vest over five years based on continuous employment of the recipient and the Company’s financial performance. Certain vesting restrictions may also apply in the event of a change of control. The Compensation Committee (the “Committee”) of Jazz TopCo administers the Plan and determines award types, conditions, targets, and has the authority to make changes to the current plan or authorize additional units. It also has the sole discretion to accelerate the vesting of any portion of the time or performance-based units, which otherwise would not vest pursuant to the Plan provisions. As of December 31, 2022, 586,000 Jazz TopCo units have been authorized for issuance under the plan, of which 485,890 units have been granted. Continuous Employment Conditions On December 31, 2022, there were 158,574 units outstanding that vest based on continuous employment with the Company. The time-based units vest in 20% increments on the anniversary of each grant. In the case of a liquidity event, all the time-based units will become fully vested. Performance Conditions Annual EBITDA – On December 31, 2022, there were 173,510 performance-based units outstanding that vest based upon the achievement of annual EBITDA targets, as defined in the grant agreements. Generally, these performance-based units will vest 20% upon the achievement of the annual EBITDA target. In December 2022, the Company modified performance targets for awards vesting in the current period. Performance targets for periods beyond 2022 will be defined in future periods. As the future performance targets are not defined, the Company has not recorded any compensation expense for these awards which will be further evaluated as the annual performance targets are determined in the future. Cumulative EBITDA – On December 31, 2022, there were 153,806 performance-based units outstanding that vest if the cumulative EBITDA of the Company equals or exceeds the cumulative EBITDA target determined by the Committee, over a five-year period. In December 2022, the Company modified performance targets for awards vesting in the current period. Performance targets for periods beyond 2022 will be defined in future periods. As the future performance targets are not defined, the Company has not recorded any compensation expense for these awards which will be further evaluated as the cumulative performance targets are determined in the future. All outstanding unvested performance-based units will vest upon a sale of the Company or following an Initial Public Offering (“IPO”) of the Company or Jazz TopCo if the principal investors collectively have received proceeds greater than or equal to a multiple of the invested capital. No expense is recognized until the event is probable of occurring. Any performance-based units that have not vested upon a sale of the Company, an IPO, or when the principal investors no longer hold interests in the Company, will be forfeited.

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 21 The following table sets forth the summary of activity under the Company plan: Weighted- Average Grant-Date Units Fair Value Nonvested as of December 31, 2021 307,652 36.68$ Granted 83,101 65.35 Vested (88,855) 57.91 Forfeited (25,230) 61.04 Cancelled (68,501) 30.15 Nonvested as of December 31, 2022 208,167 56.76$ Equity Compensation Expense The fair value of equity-based awards, issued under the Plan, on the date of grant is determined using an option-pricing model which requires assumptions regarding complex and subjective variables. These variables include the expected unit price volatility over the term of the awards, actual and projected employee service, risk-free interest rate and expected dividends. The estimated expected volatility is based on historical data of comparable public companies. The expected term represents the period that units granted are expected to be outstanding. The risk- free rate assumed in valuing the units is based on the U.S. Treasury rate in effect at the time of grant for the expected term of the units. The Company does not anticipate paying any cash dividends in the foreseeable future and therefore used an expected dividend yield of zero in the pricing model. Equity compensation expense totaled $5,021 for the year ended December 31, 2022 and is included in selling, general and administrative expense for that period. On December 31, 2022, unrecognized equity compensation expense related to units under the Plan was $2,021 and is expected to be recognized over a weighted-average period of 3.3 years. Unrecognized equity compensation expense related to units under the Plan that are not deemed to be probable of vesting was approximately $14,382. The assumptions used to value the unit grants under the Plan, using the Black-Scholes model are as follows: 2022 Expected term (years) 5.00 Expected volatility 51.31 % Dividend yield 0.00 % Risk-free interest rate 3.53%

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 22 12. Commitments and Contingencies Leases In accordance with ASU 2016-02, adopted on January 1, 2022 (see Note 2), the Company determines if an arrangement is a lease at the inception of a signed agreement. Operating leases are included in ROU assets (long-term), short-term operating lease liabilities, and long-term operating lease liabilities on the Company’s consolidated balance sheet. Finance leases are included in Property, Plant and Equipment, short-term finance lease liabilities, and long-term finance lease liabilities. ROU assets represent the right of the Company to use an underlying asset for the length of the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term. To determine the present value of lease payments, the Company uses its estimated incremental borrowing rate or the implicit rate, if readily determinable. The estimated incremental borrowing rate is based on information available at the lease commencement date, including any recent debt issuances and publicly available data for instruments with similar characteristics. The ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease and, when it is reasonably certain that an option will be exercised, those options are included in the net present value calculation. Leases with a term of 12 months or less are not recorded on the balance sheet. The aggregate amount of lease cost for leases with a term of 12 months or less is not material. The Company currently has operating and finance leases for warehouses, offices, and manufacturing equipment. The Company’s active leases have remaining lease terms that range between less than one year to 11 years. Comparable information presented in the financial statements for periods prior to January 1, 2022 represent legacy GAAP treatment of leases. For more information on the effective date and transition approach for implementation, see Note 2, Significant Accounting Policies. Lease expense under operating leases totaled $3,763, including $330 of variable expense, for the year ended December 31, 2022. Lease expense under finance leases totaled $2,527 for the year ended December 31, 2022, comprised of $1,900 for amortization of assets, and $627 for interest expense.

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 23 Supplemental cash flow information for activity since the adoption of ASU 2016-02 is as follows: For the Twelve Months Ended Dec 31, 2022 Cash paid for amounts included in the measurement of lease liabilities: Operating cash flows from operating leases 2,068$ Operating cash flows from finance leases 627 Financing cash flows from finance leases 1,590 ROU assets obtained in exchange for lease obligations: Operating leases 6,792 Amounts disclosed for ROU assets obtained in exchange for lease obligations include amounts added to the carrying amount of ROU assets resulting from lease modifications. The Company has leasing arrangements for both equipment and real estate property that are accounted for as finance leases, as follows: 2022 Supplemental balance sheet information related to finance leases: Property and equipment, gross 16,415$ Accumulated amortization (7,719) Property and equipment, net 8,696$ The Company records finance lease asset amortization as depreciation expense and it is included in selling, general and administrative expenses on the Consolidated Statement of Operations and Comprehensive Income. The weighted average remaining lease term as of December 31, 2022 for operating and finance leases was 5.4 years and 7.1 years, respectively. The weighted average discount rate as of December 31, 2022 for operating and finance leases was 8.9% and 6.0%, respectively.

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 24 Future minimum payments under operating and finance leases as of December 31, 2022 are as follows: Operating Finance Leases Leases Year ending December 31, 2023 3,451$ 2,337$ 2024 3,212 2,371 2025 2,936 1,712 2026 2,975 651 2027 2,542 671 Thereafter 2,755 3,865 Less: Interest expense (3,917) (2,028) Total obligations 13,954$ 9,579$ Litigation The Company is party to certain lawsuits arising in the ordinary course of business. Management and legal counsel do not believe that the outcome of these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. 13. Profit Sharing Plan The Company sponsors a 401(k) (the “Plan”) for employees over age 21 who have completed one year of service. This may include both an employee matching contribution and a discretionary profit-sharing contribution. Contributions to the Plan were $1,284 for the year ended December 31, 2022.

Jazz Parent, Inc. Notes to Consolidated Financial Statements December 31, 2022 (In thousands, except share and per share amounts) 25 14. Subsequent Events In February 2023, the Company entered into Amendment No. 5 to the First Lien Credit Agreement which added an incremental term loan in the amount of $85,000. This First Lien incremental term loan bears interest based on the ABR (which is defined for this incremental term loan as Prime Rate plus an applicable rate of 4.5%), or Term SOFR (defined for this incremental term loans as the Term SOFR Reference Rate as published by the CME Group Benchmark Administration Limited plus an applicable rate of 5.5%). Principal on this First Lien incremental term loan is payable quarterly in installments beginning June 30, 2023 equal to .25% of the initial principal amount, with the balance due on the maturity date of January 29, 2027. On February 7, 2023, the Company finalized a membership interest purchase agreement to purchase substantially all the assets of Aero-Glen International Inc. (“Aero-Glen”) in exchange for cash, Jazz TopCo class A units, and a note payable. The primary reason for the purchase was to obtain the customer relationships and related revenues. In connection with this transaction, the Company entered into a note payable with the Sellers of Aero-Glen in the amount of $30,000. The note payable bears interest on SOFR (defined for this note as the Term SOFR Reference Rate as published by the CME Group Benchmark Administration Limited plus an applicable rate of 6.0%). There are no principal payments during the term, and it is due on June 28, 2024. On May 15, 2023, the Company entered into an agreement with Heico Corporation and Magnolia Merge Inc to sell 100% of the interests of the Company for an aggregate purchase price of $1.9 billion in cash and 1,137,656 shares of Heico Class A Common Stock. The completion of the transaction is subject to customary closing conditions, including the termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain other regulatory approvals. Subject to the satisfaction of the closing conditions, the transaction is expected to close by the end of calendar 2023. The Company has evaluated subsequent events through July 21, 2023, the date the financial statements were available to be issued and determined that there were no additional items that required further disclosure or recognition.